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                                                                      Exhibit 10

                        EXECUTIVE EMPLOYMENT, NON-COMPETE
                          AND CONFIDENTIALITY AGREEMENT


     THIS EXECUTIVE EMPLOYMENT, NON-COMPETE AND CONFIDENTIALITY AGREEMENT ("Agreement"), is entered into as of the date set forth on the signature page, by and between Thomas A. Grissen (the "Executive") and MAXIMUS, Inc., a Virginia corporation with its principal place of business in McLean, Virginia (the "Corporation") with reference to the following:

     WHEREAS, the parties believe the Executive possesses the experience and capabilities to provide valuable service on behalf of the Corporation; and

     WHEREAS, the Corporation desires to employ the Executive as President of the Government Operations Group; and

     WHEREAS, the Executive desires to be employed by the Corporation at the salary, benefits and other terms and conditions specified herein.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   EMPLOYMENT.

     1.1 DUTIES. The Corporation hereby employs the Executive, and the Executive hereby accepts such employment, to serve as the President of the Corporation's Government Operations Group, reporting directly to David V. Mastran, the Chief Executive Officer of the Corporation. The Executive hereby represents and warrants that he is in good health and capable of performing the services required hereunder. The Executive shall perform such services and duties as are appropriate to such office or delegated to the Executive by the Chief Executive Officer. During the term of this Agreement, the Executive shall be a full-time employee of the Corporation and shall devote such time and attention to the discharge of his duties as may be necessary and appropriate to accomplish and complete such duties.

     1.2  COMPENSATION.

          (a) SALARY AND YEAR-END BONUS. As compensation for performance of his obligations hereunder, the Corporation shall pay the Executive a monthly salary of $25,000, such salary to be reviewed annually for adjustment beginning on or about September 30, 1999. In addition, for the fiscal year ending September 30, 1999, the Executive will receive a combined bonus, consisting of 50% cash and 50% stock options, valued at between 30% and 70% of the Executive's actual earnings through September 30, 1999. Thereafter, the Executive will participate in the Corporation's annual bonus program, with any awards dependent on the performance of the Executive and the Corporation. A target cash bonus for the Executive would be $100,000 for accomplishing his annual goals.

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          (b)  STOCK OPTIONS. Upon the effective date of this Agreement, the
Executive shall be awarded Incentive Stock Options (ISOs) to acquire 200,000 shares of MAXIMUS Common Stock in accordance with the MAXIMUS 1997 Equity Incentive Plan. Such ISOs shall have a strike price equal to the New York Stock Exchange closing price of MAXIMUS Common Stock as of February 10, 1999, a four-year vesting schedule, a ten-year term and such other terms and conditions as are included in the standard MAXIMUS Incentive Stock Option Agreement which will be subsequently executed by the parties. The Executive shall also be entitled to participate in stock option plans as currently exist or may be established by the Corporation from time to time. The Executive shall receive an annual stock option award equal to the value of his annual cash bonus as described above.

          (c) VACATION, INSURANCE, EXPENSES, ETC. The Executive shall be entitled to 20 days accrual paid vacation per year, and such benefits, health, disability and life insurance and other benefits and expense reimbursements in a manner consistent with the Corporation's past practices and as are provided by the Corporation to its Chief Executive Officer.

          1.3 TERM; TERMINATION. The term of the employment agreement set forth in this Section 1 shall be for a period commencing at the Effective Date and continuing for four (4) years thereafter (the "Scheduled Term") provided that this Agreement shall terminate:

          (a)  by mutual written consent of the parties;

          (b) upon Executive's death or inability, by reason of physical or mental impairment, to perform substantially all of Executive's duties as contemplated herein for a continuous period of 120 days or more; or

          (c) by the Corporation for cause, which shall mean the Executive's breach of any material duty or obligation hereunder, or intentional or grossly negligent misconduct that is materially injurious to the Corporation, as reasonably determined by the Corporation's Board of Directors, or willful failure to follow the reasonable directions of the Corporation's Board of Directors.

         Upon any termination of employment under this Section 1.3, neither party shall have any obligation to the other pursuant to this Section 1, but such termination shall have no effect on the obligations of the parties under other provisions of this Agreement.

         "Effective Date" shall mean March 1, 1999 or such earlier date as the Executive shall commence working for the Corporation.

          1.4 SEVERANCE. The parties agree that in the event the Corporation terminates the Executive's employment without cause or the Executive terminates the employment for "good reason" prior to the expiration of the Scheduled Term, the Executive shall be entitled to receive salary and benefits (including the vesting of stock options) for the remainder of the Scheduled Term. "Good reason" shall mean (i) any action by the Corporation which results in a material diminution in the Executive's position (including status, titles, salary decrease or reporting requirements), authority, duties or responsibilities or
(ii) a relocation of the Executive without his consent.


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2.   NON-COMPETITION.

     2.1 UNDERTAKING. The Executive agrees that while the Executive is employed by the Corporation and for two (2) years following the termination of such employment, he will not, without the prior written consent of the Corporation, engage in Competition (as defined below) with the Corporation. For purposes of this Agreement, "Competition" means participating in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Corporation and such enterprise's sales of any product or service competitive with any product or service of the Corporation amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Corporation's sales of said product or service amounted to 25% of the corporation's net sales for its most recently completed fiscal year. "Competition" will not include (i) the mere ownership of securities in any enterprise and exercise of rights appurtenant thereto or (ii) participation in management of any enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.

     2.2  OTHER PROHIBITED ACTIVITIES.

          (a) The Executive agrees that, during his employment with the Corporation and for a period of two (2) years after the termination of such employment, the Executive will not engage in any Unethical Behavior which may adversely affect the Corporation. For the purpose of this Section 2.2, "Unethical Behavior" is defined as:

               (i) any attempt, successful or unsuccessful, by the Executive to divert any existing or pending contracts or subcontracts from the Corporation to any other firm, whether or not affiliated with the Executive;

               (ii) any attempt, successful or unsuccessful, by the Executive, to adversely influence clients of the Corporation or organizations with which the Corporation has an existing or pending contract or proposal;

               (iii) any attempt, successful or unsuccessful, by the Executive to offer his services, or to influence any other employee of the Corporation to offer their services, to any firm to compete against the Corporation; or

               (iv) any attempt, successful or unsuccessful, by the Executive to employ or offer employment to, or cause any other person to employ or offer employment to any other employee of the Corporation.

     (b) The Executive agrees that, in addition to any other remedy available to the Corporation, in the event of a breach by the Executive of the terms of this Section 2 the Corporation may set off against any amounts due the Executive, an amount equal to the gross revenues which such Executive, or any entity with which the Executive is employed, affiliated or associated, receives or is entitled to receive, from any existing clients (or potential clients with whom a proposal is pending) of the Corporation during the two-year period provided in this Section 2.


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     (c)  The Executive shall notify any new employer, partner, association or any other firm or corporation actually or potentially in competition with the Corporation with whom the Executive shall become associated in any capacity whatsoever of the provisions of this Section 2 and the Executive agrees that the Corporation may give such notice to such firm, corporation or other person.

     2.3 BUSINESS OPPORTUNITIES; CONFLICTS OF INTEREST; OTHER EMPLOYMENT AND ACTIVITIES OF THE EXECUTIVE.

          (a) The Executive agrees promptly to advise the Corporation of, and provide the Corporation with an opportunity to pursue, all business opportunities that reasonably relate to the present business conducted by the Corporation.

          (b) The Executive, in his capacity as an employee of the Corporation, shall not engage in any business with any member of the Executive's immediate family or with any person or business entity in which the Executive or any member of the Executive's immediate family has any ownership interest or financial interest, unless and until the Executive has first fully disclosed such interest to and received written consent from the Chief Executive Officer. As used herein, the term "immediate family" means the Executive's spouse, natural or adopted children, parents or siblings and the term "financial interest" means any relationship with such person or business entity that may monetarily benefit the Executive or member of the Executive's immediate family, including any lending relationship or the guarantying of any obligations of such person or business entity by the Executive or member of his immediate family.

          (c) The parties hereto agree that the Executive may, consistent with this Section 2.3, receive and retain speaking fees, referral fees from business opportunities not accepted by the Corporation, and fees from outside business activities and opportunities of the Executive consented to by the Chief Executive Officer.

3. CONFIDENTIALITY. The Executive agrees that the Corporation's books, records, files and all other non-public information relating to the Corporation, its business, clients and employees are proprietary in nature and contain trade secrets and shall be held in strict confidence by the Executive, and shall not, either during the term of this Agreement or after the termination hereof, be disclosed, directly or indirectly, to any third party, except to the extent such disclosure is in furtherance of the Corporation's business or required by court order or other legal process. The trade secrets or other proprietary or confidential information referred to in the prior sentence includes, without limitation, all proposals to clients or potential clients, contracts, client or potential client lists, fee policies, financial information, administration or marketing practices or procedures and all other information regarding the business of the Corporation and its clients not generally known to the public.

4.   MISCELLANEOUS.

     4.1 NOTICES. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by overnight


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delivery service or sent by the United States mail, certified, postage prepaid, return receipt request, to the following:

                           If to the Corporation:

                           MAXIMUS, Inc.
                           1356 Beverly Road
                           McLean, Virginia 22101
                           Attention: David V. Mastran

                           If to the Executive:

                           Thomas A Grissen
                           10903 Willow Creek Lane
                           Oakton, Virginia 22124

Any notice, request, demand or other communication delivered or sent in the foregoing manner shall be deemed given or made (as the case may be) upon the earliest of (i) the date it is actually received, (ii) the business-day after the day on which it is delivered by hand, (iii) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (iv) the third business day after the date on which it is deposited in the United States mail. Either party may change its address by notifying the other party of the new address in any manner permitted by this paragraph.

     4.2 REMEDIES. The parties agree and acknowledge that any violation by the Executive of the terms hereof may result in irreparable injury and damage to the Corporation or its clients, which will not adequately be compensable in monetary damages, that the Corporation will have no adequate remedy at law therefor, and that the Corporation may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect it against, or on account of, any breach of the provisions contained in this Agreement.

     4.3 NO OBLIGATION OF CONTINUED EMPLOYMENT. The Executive understands that this Agreement does not create an obligation on the part of the Corporation to continue the Executive's employment with the Corporation after the termination of this Agreement.

     4.4 BENEFIT; ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their respective personal representatives, heirs, successors and assigns, provided this Agreement may not be assigned by either party without the consent of the other, except that the Corporation may assign this Agreement in connection with the merger, consolidation or sale of all or substantially all of its business or assets.

     4.5 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

     4.6 SEVERABILITY. In the event that any one or more of the provisions contained herein shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or


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unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

     4.7 WAIVERS. No delay or omission by the Corporation in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Corporation on any occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

     4.8 CAPTIONS. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     4.9 GOVERNING LAW. This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     4.10 AMENDMENTS. No changes to this Agreement shall be binding unless in writing and signed by both the parties.

     4.11 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one instrument.

     THE EXECUTIVE HAS READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THE EXECUTIVE UNDERSTANDS, AND AGREES TO, EACH OF SUCH PROVISIONS. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT MAY AFFECT THE EXECUTIVE'S RIGHT TO ACCEPT EMPLOYMENT WITH OTHER COMPANIES SUBSEQUENT TO THE EXECUTIVE'S EMPLOYMENT WITH THE CORPORATION.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


EXECUTIVE                                  MAXIMUS, Inc.

/s/ Thomas A. Grissen                      By /s/ David V. Mastran
---------------------                      -----------------------
Thomas A. Grissen                             David V. Mastran
                                              Chief Executive Officer



Date  2/10/99
      --------




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                               AMENDMENT NO. 1 TO
                        EXECUTIVE EMPLOYMENT, NON-COMPETE
                          AND CONFIDENTIALITY AGREEMENT


     THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT, NON-COMPETE AND CONFIDENTIALITY AGREEMENT ("Amendment"), is entered into as of March 2, 1999, by and between Thomas A. Grissen (the "Executive") and MAXIMUS, Inc., a Virginia corporation with its principal place of business in McLean, Virginia (the "Corporation") with reference to the following:

     WHEREAS, the parties entered into an Executive Employment, Non-Compete and Confidentiality Agreement dated February 10, 1999 ("Agreement"); and

     WHEREAS, the parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Section 1.2(b) of the Agreement is deleted in its entirety and replaced with the following:

     STOCK OPTIONS. The Executive is awarded Incentive Stock Options (ISOs) to acquire 200,000 shares of MAXIMUS Common Stock in accordance with the MAXIMUS 1997 Equity Incentive Plan. Such ISOs shall have a strike price equal to the New York Stock Exchange closing price of MAXIMUS Common Stock as of February 23, 1999, the date such award was approved by the Board of Directors, a four-year vesting schedule, a ten-year term and such other terms and conditions as are included in the standard MAXIMUS Incentive Stock Option Agreement which will be subsequently executed by the parties. The Executive shall also be entitled to participate in stock option plans as currently exist or may be established by the Corporation from time to time. The Executive shall receive an annual stock option award equal to the value of his annual cash bonus as described above.

2. Except as described above, the Agreement shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EXECUTIVE                                   MAXIMUS, Inc.


/s/ Thomas A. Grissen                       By /s/ David V. Mastran
---------------------                          ---------------------
Thomas A. Grissen                              David V. Mastran
                                               Chief Executive Officer